Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER OF "RONGFU AQUACULTURE, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MAY, A.D. 2010, AT 5:29 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE TWENTY-SIXTH DAY OF MAY, A.D. 2010, AT 12 O'CLOCK A.M.


SECRETARY'S OFFICE
DELAWARE

Jeffrey W. Bullock, Secretary of State

4644257 8100

AUTHENTICATION: 8018070

100574931

DATE: 05-26-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:29 PM 05/19/2010
FILED 05:29 PM 05/19/2010
SRV 100537514 - 4644257 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION INTO
FOREIGN CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of each constituent corporation is Granto, Inc., a Nevada corporation, and Rongfu Aquaculture, Inc., a Delaware corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252.

THIRD: The name of the surviving corporation is Granto, Inc., a Nevada corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on May 26, 2010 at 12:00 A.M..

SIXTH: The Agreement of Merger is on file at 475 Huanshidong Rd., Guangzhou, PRC 510075, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHT: The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising form this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving corporation at 475 Huanshidong Rd., Guangzhou, PRC 510075.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 18 day of May, A.D., 2010.

By: ______________________
Authorized Officer

Name: Kelvin Chan
Print or Type

Title: President